Exhibit 99.1
EXPENSIFY ANNOUNCES Q4 AND FULL YEAR FISCAL 2023 RESULTS
Interchange derived from the Expensify Card grew to $11.1 million, an increase of 63% compared to the prior year.

PORTLAND, Ore.--(BUSINESS WIRE)--February 22, 2024-- Expensify, Inc. (Nasdaq: EXFY), a payments superapp that helps individuals and businesses around the world simplify the way they manage money across expenses, corporate cards and bills, today released a letter to shareholders from Founder and CEO David Barrett alongside results for its quarter and year ended December 31, 2023.

A Message From Our Founder
Here's how I see it:
•The same brisk sales and low churn we saw in 2022 has continued into 2023, and we have implemented a number of cost-cutting measures that we believe will pay off in 2024.
•However, the difficult macroeconomic outlook caused the broader economy (and tech sector in particular) to tighten their belts, resulting in a reduction in paid seats from existing customers.
•We remain convinced that our fundamental business is healthy and our significant opportunity is unchanged, and the widespread stalling of many of our competitors' "lossy growth" model has reinforced our commitment to competing through superior unit economics.
•Scalable, low-cost lead generation into the historically unaddressed SMB market remains the core strategy of our New Expensify platform, which saw meaningful progress in 2023, setting up a global launch of the new platform in 2024.
To learn more about that last point, please be my guest in experiencing New Expensify yourself! Please click below to visit one of New Expensify's neater tricks – a public room where you can read about our product roadmap in detail, as well as chat in realtime with our product managers:
exfy.com/roadmap
Click that link to experience our universal chat design, which allows secure, seamless, auditable communications across organizations using any email address or SMS number – no accounts or passwords required! There you can learn about how we are reinventing traditional expense management for a new generation of chat-centric realtime road warriors, where humans and generative AI chatbots collaborate on equal footing.
If 2023 was a year of planting, we believe 2024 will be a year of harvesting. We've been hard at work building this universal chat foundation, and cannot wait to give you a glimpse of the future of expense management. See you online!
-david
Founder and CEO of Expensify
Financial:
Full Year Fiscal 2023 Highlights
•Revenue was $150.7 million, a decrease of 11% compared to the prior year.
•Generated $1.6 million cash from operating activities.
•Free cash flow was $0.6 million.
•Net loss was $41.7 million, compared to $27.0 million for the prior year.

Exhibit 99.1
•Non-GAAP net loss was $0.5 million.
•Adjusted EBITDA was $13.2 million.
•Interchange derived from the Expensify Card grew to $11.1 million, an increase of 63% compared to the prior year.
Fourth Quarter 2023 Highlights
•Revenue was $35.2 million, a decrease of 19% compared to the same period last year.
•Utilized $0.5 million cash in operating activities
•Free cash flow was $(3.6) million
•Net loss was $7.5 million, compared to $3.4 million for the same period last year.
•Non-GAAP net income was $3.1 million
•Adjusted EBITDA was $5.9 million
•Interchange derived from the Expensify Card grew to $3.1 million, an increase of 55% compared to the same period last year.
Impact of Cost Cutting Measures
•As referenced previously, the company underwent aggressive cost cutting in Q4 2023, the impact of which was immediately felt as evidenced below:
◦Utilized $0.5 million cash in operating activities, an improvement of $4.6 million, or 89%, quarter over quarter.
◦Free cash flow was $(3.6) million, an improvement of $3.5 million, or 49%, quarter over quarter.
◦Net loss was $7.5 million, an improvement of $9.5 million, or 56%, quarter over quarter.
◦Non-GAAP net income was $3.1 million, an improvement of $9.8 million, or 146%, quarter over quarter.
◦Adjusted EBITDA was $5.9 million, an improvement of $9.4 million, or 265%, quarter over quarter.
◦These measures were implemented midway through the quarter, so the full impact will be evident in future quarters.
•Free Cash Flow Guidance: In order to better illustrate the impact of these measures, the company is initiating Free Cash Flow guidance. See Financial Outlook section for Free Cash Flow guidance for fiscal year ending December 31, 2024.
Business
2023 Highlights
•Platform expansion - The company sponsored over 25 conferences totaling more than 65,000 attendees; SaaStr Global Conference selected New Expensify transaction chat for conference networking for its 10,000 attendees.
•Consumer functionality - The company launched consumer payments and bill splitting which allows members to send and receive money, split bills, and chat all in one place.

Exhibit 99.1
•Debt reduction - The company reduced its debt by $44.6 million in 2023.
•Share purchases - The company’s employees purchased $4.3 million worth of Class A common stock via the company’s Stock Purchase and Matching Plan in 2023.
Fourth Quarter 2023 Highlights

•Paid members - Paid members were 719,000, a decrease of 8% from the same period last year.
•New functionality - The company launched a new budgeting tool, which works for both reimbursable expenses and corporate card expenses to provide admins with more insight into company finances.
•The Expensify Card - Established a new card program which provides more interchange per transaction. All new customers fall under this card program and existing customers are expected to be fully migrated over by EOY 2024.
•Marketing Partnership - The company will be a partner on the upcoming, untitled Formula One movie from Apple starring Brad Pitt and Damson Idris.

Financial Outlook
Expensify's outlook statements are based on current estimates, expectations and assumptions and are not a guarantee of future performance. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. There can be no assurance that the Company will achieve the results expressed by this guidance.

Free Cash Flow

Expensify estimates Free Cash Flow of $10.0 million - $12.0 million for the fiscal year ending December 31, 2024.

The Company does not provide a reconciliation for free cash flow estimates on a forward-looking basis because it is unable, without making unreasonable efforts, to provide a meaningful or reasonably accurate calculation or estimation of net cash provided by (used in) operating activities and certain reconciling items on a forward-looking basis, which could be significant to the Company's results.

Stock Based Compensation
An estimate of expected stock-based compensation for the next four fiscal quarters is as follows, which is driven primarily by the pre-IPO grant of RSUs issued to all employees (which vest quarterly over eight years with approximately five years remaining).

Est. stock-based compensation (millions)

	Q1 2024		Q2 2024		Q3 2024		Q4 2024
	Low	High	Low	High	Low	High	Low	High
Cost of revenue, net	$2.7	$3.3	$2.5	$3.2	$2.5	$3.2	$2.5	$3.2
Research and development	3.1	3.9	3.0	3.7	2.9	3.6	2.8	3.5
General and administrative	1.5	1.9	1.4	1.8	1.4	1.8	1.4	1.8
Sales and marketing	1.0	1.2	1.0	1.2	1.0	1.2	0.9	1.1
Total	$8.3	$10.3	$7.9	$9.9	$7.8	$9.8	$7.6	$9.6

Availability of Information on Expensify’s Website
Investors and others should note that Expensify routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Expensify Investor

Exhibit 99.1
Relations website at https://ir.expensify.com. While not all of the information that the Company posts to its Investor Relations website is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media and others interested in Expensify to review the information that it shares on its Investor Relations website.

Conference Call
Expensify will host a video call to discuss the financial results and business highlights at 2:00 p.m. Pacific Time today. An investor presentation and the video call information is available on Expensify’s Investor Relations website at https://ir.expensify.com. A replay of the call will be available on the site for three months.

Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP net (loss) income, and free cash flow.

We believe our non-GAAP financial measures are useful in evaluating our business, measuring our performance, identifying trends affecting our business, formulating business plans and making strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management team. These non-GAAP financial measures are presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly titled metrics or measures presented by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as substitutes for financial information presented under GAAP. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in our industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. All of these limitations could reduce the usefulness of these non-GAAP financial measures as analytical tools. Investors are encouraged to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and to not rely on any single financial measure to evaluate our business. A reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP is at the end of this press release.

Adjusted EBITDA. We define adjusted EBITDA as net loss from operations excluding provision for income taxes, interest and other expenses, net, depreciation and amortization and stock-based compensation.

Non-GAAP net income (loss) . We define Non-GAAP net income (loss) as net loss from operations excluding stock-based compensation.

Free cash flow. We define Free cash flow as net cash provided by (used in) operating activities excluding changes in settlement assets and settlement liabilities, which represent funds held for customers and customer funds in transit, respectively, reduced by the purchases of property and equipment and software development costs.

The tables at the end of the Consolidated Financial Statements provide reconciliations to the most directly comparable GAAP financial measure to each of these non-GAAP financial measures.

Forward-Looking Statements
Forward-looking statements in this press release, or made during the earnings call, which are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1955. These statements include statements regarding our strategy, future financial condition, future operations, future cash flow, projected costs, prospects, plans, objectives of management and expected market growth, product developments and

Exhibit 99.1
their potential impact, the amount and timing of any share repurchases and our stock-based compensation estimates and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “ambition,” “objective,” “seeks,” “outlook,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the impact on inflation on us and our members; our borrowing costs have and may continue to increase as a result of increases in interest rates; our expectations regarding our financial performance and future operating performance; our ability to attract and retain members, expand usage of our platform, sell subscriptions to our platform and convert individuals and organizations into paying customers; the timing and success of new features, integrations, capabilities and enhancements by us, or by competitors to their products, or any other changes in the competitive landscape of our market; the amount and timing of operating expenses and capital expenditures that we may incur to maintain and expand our business and operations to remain competitive; the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs; our ability to make required payments under and to comply with the various requirements of our current and future indebtedness; our cash flows, the prevailing stock prices, general economic and market conditions and other considerations that could affect the specific timing, price and size of repurchases under our stock repurchase program or our ability to fund any stock repurchases; geopolitical tensions, including the war in Ukraine and the escalating conflict in Israel, Gaza and surrounding areas; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates; the expenses associated with being a public company; the size of our addressable markets, market share and market trends; anticipated trends, developments and challenges in our industry, business and the highly competitive markets in which we operate; our expectations regarding our income tax liabilities and the adequacy of our reserves; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit and retain skilled personnel, including key members of senior management; the safety, affordability and convenience of our platform and our offerings; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage and integrate any existing and potential acquisitions of businesses, talent, technologies or intellectual property; general economic conditions in either domestic or international markets; our protections against security breaches, technical difficulties, or interruptions to our platform; our ability to maintain, protect and enhance our intellectual property; and other risks discussed in our filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth above. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. We do not undertake or assume any obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

About Expensify
Expensify is a payments superapp that helps individuals and businesses around the world simplify the way they manage money. More than 12 million people use Expensify's free features, which include corporate cards, expense tracking, next-day reimbursement, invoicing, bill pay, and travel booking in one app. All free. Whether you own a small business, manage a team, or close the books for your clients, Expensify makes it easy so you have more time to focus on what really matters.

Investor Relations Contact
Nick Tooker
investors@expensify.com
Press Contact
James Dean

Exhibit 99.1
press@expensify.com

Expensify, Inc.
Consolidated Balance Sheets
(unaudited, in thousands, except share and per share data)

	As of December 31,
	2023	2022
Assets
Cash and cash equivalents	$47,510	$103,787
Accounts receivable, net	13,834	16,448
Settlement assets, net	39,261	35,838
Prepaid expenses	5,649	8,825
Other current assets	30,978	22,217
Total current assets	137,232	187,115
Capitalized software, net	12,494	6,881
Property and equipment, net	14,372	14,492
Lease right-of-use assets	6,435	745
Deferred tax assets, net	457	344
Other assets	5,794	664
Total assets	$176,784	$210,241
Liabilities and stockholders' equity
Accounts payable	$1,425	$1,059
Accrued expenses and other liabilities	9,674	9,070
Borrowings under line of credit	15,000	15,000
Current portion of long-term debt, net of original issue discount and debt issuance costs	7,655	551
Lease liabilities, current	432	800
Settlement liabilities	33,990	33,882
Total current liabilities	68,176	60,362
Lease liabilities, non-current	6,467	—
Other liabilities	1,681	1,204
Long-term debt, net of original issue discount and debt issuance costs	—	51,434
Total liabilities	76,324	113,000
Commitments and contingencies (Note 12)
Stockholders' equity:
Preferred stock, par value $0.0001; 10,000,000 shares of preferred stock authorized as of December 31, 2023 and 2022, respectively; no shares of preferred stock issued and outstanding as of December 31, 2023 and 2022	—	—
Common stock, par value $0.0001; 1,000,000,000 shares of Class A common stock authorized as of December 31, 2023 and 2022; 70,569,815 and 68,238,245 shares of Class A common stock issued and outstanding as of December 31, 2023 and 2022, respectively; 24,994,989 and 24,997,561 shares of LT10 common stock authorized as of December 31, 2023 and 2022, respectively; 7,333,619 and 7,336,191 shares of LT10 common stock issued and outstanding as of December 31, 2023 and 2022, respectively; 24,998,941 and 24,999,020 shares of LT50 common stock authorized as of December 31, 2023 and 2022, respectively; 7,321,894 and 6,854,931 shares of LT50 common stock issued and outstanding as of December 31, 2023 and 2022, respectively
	8	7
Additional paid-in capital	241,509	194,807
Accumulated deficit	(141,057)	(97,573)
Total stockholders' equity	100,460	97,241
Total liabilities and stockholders' equity	$176,784	$210,241

Expensify, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenue	$35,208	$43,469	$150,687	$169,495
Cost of revenue, net(1)	16,508	16,105	66,888	62,669
Gross margin	18,700	27,364	83,799	106,826
Operating expenses:
Research and development(1)	6,249	2,991	23,368	13,692
General and administrative(1)	10,842	13,155	49,228	58,490
Sales and marketing(1)	7,595	11,918	44,352	49,876
Total operating expenses	24,686	28,064	116,948	122,058
Loss from operations	(5,986)	(700)	(33,149)	(15,232)
Interest and other expenses, net	(169)	(185)	(5,327)	(5,411)
Loss before income taxes	(6,155)	(885)	(38,476)	(20,643)
Provision for income taxes	(1,333)	(2,512)	(3,264)	(6,366)
Net loss	$(7,488)	$(3,397)	$(41,740)	$(27,009)
Net loss per share:
Basic and diluted	$(0.09)	$(0.04)	$(0.51)	$(0.33)
Weighted-average shares of common stock used to compute net loss per share:
Basic and diluted	83,703,085	81,567,647	82,493,226	80,786,725

(1)Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Cost of revenue, net	$3,650	$4,125	$13,868	$18,403
Research and development	3,308	1,645	10,870	7,875
General and administrative	2,290	2,787	9,842	17,850
Sales and marketing	1,352	1,982	6,632	8,204
Total stock-based compensation expense	$10,600	$10,539	$41,212	$52,332

Expensify, Inc.
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(41,740)	$(27,009)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	5,164	5,388
Reduction of operating lease right-of-use assets	614	666
Loss on impairment, receivables and sale or disposal of equipment	923	881
Stock-based compensation	41,212	52,332
Amortization of original issue discount and debt issuance costs	257	42
Deferred tax assets	(113)	26
Changes in assets and liabilities:
Accounts receivable, net	2,219	(1,341)
Settlement assets, net	(6,398)	(7,796)
Prepaid expenses	3,176	(1,389)
Related party loan receivable	—	14
Other current assets	(561)	2,875
Other assets	(5,130)	(81)
Accounts payable	228	(2,693)
Accrued expenses and other liabilities	1,190	(1,537)
Operating lease liabilities	(200)	(758)
Settlement liabilities	108	12,202
Other liabilities	610	1,054
Net cash provided by operating activities	1,559	32,876
Cash flows from investing activities:
Purchase of property and equipment	(1,384)	(585)
Proceeds from sale or disposal of property and equipment	—	5
Software development costs	(5,910)	(1,619)
Net cash used in investing activities	(7,294)	(2,199)
Cash flows from financing activities:
Principal payments of finance leases	(513)	(793)
Principal payments of term loan	(44,587)	(595)
Repurchases of early exercises of common stock	(17)	(25)
Proceeds from common stock purchased under Matching Plan	4,255	3,672
Proceeds from issuance of common stock on exercise of stock options	311	795
Payments for employee taxes withheld from stock-based awards	(1,766)	(5,336)
Repurchase and retirement of common stock	(3,000)	(6,000)
Net cash used in financing activities	(45,317)	(8,282)
Net (decrease) increase in cash and cash equivalents and restricted cash	(51,052)	22,395
Cash and cash equivalents and restricted cash, beginning of period	147,710	125,315
Cash and cash equivalents and restricted cash, end of period	$96,658	$147,710
Supplemental disclosure of cash flow information:
Cash paid for interest	$5,936	$3,912
Cash paid for income taxes	$3,785	$975
Noncash investing and financing items:
Stock-based compensation capitalized as software development costs	$3,126	$1,757
Purchases of property and equipment and capitalized software in accounts payable and accrued expenses	$390	$—
Right-of-use assets acquired through operating leases	$6,402	$—
Right-of-use assets acquired through finance leases	$409	$—
Reconciliation of cash and cash equivalents and restricted cash to the Consolidated Balance Sheets:
Cash and cash equivalents	$47,510	$103,787
Restricted cash included in other current assets	27,742	19,542
Restricted cash included in settlement assets, net	21,406	24,381
Total cash and cash equivalents and restricted cash	$96,658	$147,710

Expensify, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands, except percentages)
Adjusted EBITDA

	Three Months Ended December 31,		Year ended December 31,		Three Months Ended September 30,
	2023	2022	2023	2022	2023
Net loss	$(7,488)	$(3,397)	$(41,740)	$(27,009)	$(17,003)
Add:
Provision for (benefit from) income taxes	1,333	2,512	3,264	6,366	(270)
Interest and other expenses, net	169	185	5,327	5,411	2,375
Depreciation and amortization	1,240	1,316	5,111	5,388	1,082
Stock-based compensation	10,600	10,539	41,212	52,332	10,267
Adjusted EBITDA	$5,854	$11,155	$13,174	$42,488	$(3,549)
Adjusted EBITDA margin	17%	26%	9%	25%	(10)%

Non-GAAP Net Income and Non-GAAP Net Income Margin

	Three Months Ended December 31,		Year ended December 31,		Three Months Ended September 30,
	2023	2022	2023	2022	2023
Net loss	$(7,488)	$(3,397)	$(41,740)	$(27,009)	$(17,003)
Net loss margin	(21)%	(8)%	(28)%	(16)%	(47)%
Add:
Stock-based compensation	10,600	10,539	41,212	52,332	10,267
Non-GAAP net income (loss)	$3,112	$7,142	$(528)	$25,323	$(6,736)
Non-GAAP net income (loss) margin	9%	16%	—%	15%	(18)%

Adjusted Operating Cash Flow and Free Cash Flow

	Three Months Ended December 31,		Year ended December 31,		Three Months Ended September 30,
	2023	2022	2023	2022	2023
Net cash (used in) provided by operating activities	$(543)	$6,647	$1,559	$32,876	$(5,106)
Operating cash flow margin	(2)%	15%	1%	19%	(14)%
(Increase) decrease in changes in assets and liabilities:
Settlement assets	(2,983)	(2,300)	6,398	7,796	4,137
Settlement liabilities	2,343	2,501	(108)	(12,202)	(3,833)
Adjusted operating cash flow	$(1,183)	$6,848	$7,849	$28,470	$(4,802)
Less:
Purchases of property and equipment	(281)	(118)	(1,384)	(585)	(624)
Software development costs	(2,180)	(713)	(5,910)	(1,619)	(1,687)
Free cash flow	$(3,644)	$6,017	$555	$26,266	$(7,113)
Free cash flow margin	(10)%	14%	—%	15%	(19)%